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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF F.N.B. CORPORATION]

                                  June 14, 2001



F.N.B. Corporation
F.N.B. Center
2150 Goodlette Road North
Naples, Florida 34102

Ladies and Gentlemen:

         As Corporate Counsel of F.N.B. Corporation (the "Registrant"), I am familiar with the preparation and filing of the Registrant's Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about June 14, 2001, relating to the registration of 3,000,000 shares of the Registrant's $.01 par value common stock (the "Shares") reserved to the Registrant's 2001 Incentive Plan.

         I have examined, and am familiar with, the originals or copies, certified or otherwise, of the documents, corporate records and other instruments of the Registrant relating to the proposed issuance of the Shares which I deem relevant and which form the basis of the opinion hereinafter set forth.

         I am of the opinion that under the laws of the State of Florida, the jurisdiction in which the Registrant is incorporated, upon the issuance of the Shares pursuant to the aforesaid Registration Statement, the Shares when so issued will be duly authorized, validly issued and outstanding, and will be fully paid and non-assessable shares of the Registrant's common stock, and no personal liability will attach to the holders of any of the shares of the Registrant's common stock.

         This opinion letter is given solely as of the date hereof and is limited to the matters expressly set forth herein. I hereby consent to the reference to me in the prospectus of the Registrant constituting part of the Registration Statement and to the inclusion of this letter as an exhibit to the Registration Statement.

                                          Sincerely,

                                          /s/ James G. Orie

                                          James G. Orie
                                          Corporate Counsel, F.N.B. Corporation